Exhibit 10.6

DATED

AGGREKO INC.

AGGREKO INC. SAVE AS YOU EARN OPTION PLAN

Established by resolution of the shareholders of the Company on

Registered with His Majesty's Revenue & Customs on          under number

CONTENTS

1. Interpretation3

2. Period of operation of the Plan6

3. Issue of invitations6

4. Board decisions regarding issue of invitations6

5. Invitations must be issued to all Eligible Employees and on similar terms7

6. Content of invitations to apply for Options7

7. Applications for Options8

8. Expected Repayment must equal aggregate Exercise Price8

9. Scaling Down8

10. Grant of Options9

11. Option Certificates10

12. Overall limits on grants11

13. Exercise of Options: general rules11

14. Exercise after Scheme-related Employment ends12

15. Exercise after the Option Holder's death13

16. Lapse of Options13

17. Exercise of Options: process13

18. Relationship with employment contract14

19. Exercise of Options on takeover or other corporate event15

20. Rollover of Options17

21. Variation of share capital18

22. Data Protection18

23. Notices18

24. Administration and amendment19

25. Governing law21

26. Jurisdiction21

27. Third party rights21

1.	Interpretation
1.1	The following definitions and rules of interpretation apply in the Plan.
Adoption Date: the date of approval of the Plan by the shareholders of the Company.
Articles: the amended and restated memorandum and articles of association of the Company, as amended from time to time.
Associated Company: has the meaning given in paragraph 47 of Schedule 3.
Board: the board of directors of the Company or a committee of directors appointed by that board to carry out any of its functions under the Plan.
Bonus Date: the earliest date on which a bonus is payable under the relevant Savings Contract.
Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.
Company: Aggreko Inc. an exempted company incorporated under the laws of the Cayman Islands.
Constituent Company: any of the following:
a)the Company; and
b)any Subsidiary or company of which the Company has Control designated by the Board (at the relevant time) to be a Constituent Company, provided it would be treated as being under the Company's Control under paragraph 46 of Schedule 3.

Control: has the meaning given in section 719 of ITEPA 2003.

Eligible Employee: a person who satisfies the following conditions:

a)is an employee (but not a director) of a Constituent Company;
b)is an executive director of a Constituent Company who is required to devote at least 25 hours per week (excluding meal breaks) to their duties;
c)has earnings from the office or employment within (a) or (b) above that are general earnings (or would be, if there were any) subject to section 15 of ITEPA 2003;
d)on the relevant Grant Date, meets any qualifying period of continuous service with a Constituent Company (not exceeding five years before the Grant Date) that the Board may from time to time specify under rule 0;
e)any other employee or executive director of a Constituent Company who is nominated to participate by the Board.
Exercise Price: the price (which shall be in pounds sterling) at which each Share subject to an Option may be acquired on the exercise of that Option, which (subject to rule 21):
a)if Shares are to be newly issued to satisfy the exercise of the Option, may not be less than the par value of a Share; and
b)may not be less than 80% of the Market Value of a Share on the relevant Invitation Date.

Existing Award: an option, award or any other right to acquire or receive Shares granted under the Purchase Plans, that remains outstanding and capable of satisfaction.
Expected Repayment:
a)in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken as including a bonus, the aggregate of the maximum amount of contributions repayable under the Savings Contract and the amount of any bonus and/or interest payable under the Savings Contract at the Bonus Date; and
b)in relation to any Option for which the Repaid Amount under the linked Savings Contract will be taken not to include any bonus, the maximum amount of contributions repayable under the Savings Contract.
Fully-Diluted Shares: as of any given date, the sum of (a) the shares of the Company outstanding on such date, (b) the shares of the Company subject to compensatory equity awards (including share options and restricted stock units) outstanding on such date, with (i) performance-based compensatory equity awards calculated at the “target” level of performance and (ii) shares of the Company subject to share options calculated on a “net exercised” basis as of the applicable date, assuming shares of the Company are surrendered having a Fair Market Value on such date equal to the exercise price of such options (rounded up to the nearest whole share, and determined without regard to the vested status of the share option) and (c) the shares of the Company issuable upon the exercise or settlement of other equity securities with respect to which shares of the Company have not actually been issued and the conversion of all convertible securities into shares of the Company, in each case, counted on an as-converted basis; provided, however, that shares of the Company subject to warrants outstanding on such date shall not be included in the determination of Fully-Diluted Shares.
Grant Date: the date on which an Option is granted under the Plan.
Group: the Company and any Subsidiary of the Company, and “Member of the Group” shall be construed accordingly.
HMRC: His Majesty's Revenue & Customs.
Invitation Date: a date on which invitations to apply for Options are, were, or are to be issued under the Plan.
ITEPA 2003: the U.K. Income Tax (Earnings and Pensions) Act 2003.
Key Feature: has the meaning given in paragraph 40B(8) of Schedule 3.
Market Value: the market value as determined by the Administrator in its sole discretion; provided, however, that except as otherwise provided herein, (i) if the Shares are admitted to trading on a national securities exchange, the market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a Share on such exchange, or (ii) if the Shares are then traded in an over-the-counter market, the market value on any date shall be the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, in each case determined in accordance with the applicable provisions of Part VIII of the Taxation of Chargeable Gains Act 1992, and any relevant published HMRC guidance, on the relevant date. If Shares are subject to a Relevant

Restriction, Market Value shall be determined as if they were not subject to a Relevant Restriction.
Option: a right to acquire Shares granted under the Plan.
Option Certificate: a certificate setting out the terms of an Option.
Option Holder: an individual who holds an Option or, where applicable, the Option Holder's personal representative(s).
Plan: the Aggreko Inc. Save As You Earn Option Plan, as amended from time to time.
Purchase Plan Shares: On any date, all shares of the Company that:
a)have been issued, or transferred out of treasury, on the exercise of options granted or in satisfaction of any other awards made, under Purchase Plans; and
b)remain capable of issue, or transfer out of treasury, under any Existing Awards.
Purchase Plans: this Plan and the Aggreko Inc. 2026 Employee Share Purchase Plan.
Redundancy: has the meaning given by the Employment Rights Act 1996.
Relevant Restriction: a provision included in any contract, agreement, arrangement or condition to which any of sections 423(2), 423(3) and 423(4) of ITEPA 2003 would apply if references in those sections to employment-related securities were references to Shares.
Repaid Amount: the amount received by way of repayments of contributions and payments of bonus or interest (if any) under the Savings Contract linked to the relevant Option. The Repaid Amount will not include the amount of any bonus, if the Board decides that it will not include a bonus under rule 4.1 and notifies this to Option Holders at the Grant Date under rule 10.4.
Rollover Period: any period during which Options may be exchanged for options over shares in another company under paragraph 38 of Schedule 3.
Savings Arrangement: a certified SAYE savings arrangement (as defined in section 703 of the Income Tax (Trading and Other Income) Act 2005) that is nominated by the Board and by an officer of HMRC for the purposes of Schedule 3.
Savings Contract: a savings contract under a Savings Arrangement.
SAYE Code: has the meaning given in section 516(3) of ITEPA 2003.
Schedule 3: Schedule 3 to ITEPA 2003.
Scheme-related Employment: the office or employment by virtue of which a person is or was eligible to become an Option Holder.
Shares: ordinary shares with a par value of US$0.0000001 in the Company (subject to rule 21) that meet the requirements of paragraphs 18 to 20 and paragraph 22 of Schedule 3.
Subsidiary: a subsidiary of the Company, as defined in section 1159 of the U.K. Companies Act 2006.

1.2	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular and unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.3	A reference to legislation or a legislative provision is a reference to it as amended, extended or re-enacted from time to time.
1.4	A reference to the Plan or to any other agreement or document referred to in the Plan is a reference to the Plan or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of the Plan) from time to time.
1.5	References to rules are to the rules of the Plan.
1.6	Any words following the terms including, include, in particular, for example or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.
2.	Period of operation of the Plan

Invitations to participate in the Plan may only be issued between:

(a)	the Adoption Date; and
(b)	the tenth anniversary of the Adoption Date.
3.	Issue of invitations
3.1	Subject to Rule 3.2, invitations to apply for Options may be issued at any time the Board decides.
3.2	Invitations to apply for Options must not be issued at any time if it would be unlawful, or in breach of any regulation or guidance with which the Company complies.
4.	Board decisions regarding issue of invitations

On each occasion that the Board decides to issue invitations to apply for Options, the Board must also decide:

4.1	whether or not Repaid Amounts will be taken to include a bonus;
4.2	whether to invite applications for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HMRC specifications for certified savings arrangements), or to offer a choice between those Option periods;
4.3	the minimum and maximum monthly contribution to be made under a Savings Contract linked to any Option granted as a result of the invitations. This must be between the equivalent of £5 and £500 (or any other minimum or maximum amounts specified in the HMRC specifications or Schedule 3 from time to time);

4.4	the maximum number, if any, of Shares over which Options may be granted on this occasion;

the minimum qualifying period of service, if any, with a Constituent Company for the purposes of defining who will be an Eligible Employee. This may not be longer than five years or any other maximum period then specified in paragraph 6(2)(b) of Schedule 3.

5.	Invitations must be issued to all Eligible Employees and on similar terms

On each occasion that the Board decides to issue invitations to apply for Options, those invitations must be sent to all Eligible Employees. Where Options are granted under the Plan, all Eligible Employees who participate in the Plan must do so on similar terms.

6.	Content of invitations to apply for Options
6.1	Invitations to apply for Options must be in a form approved by the Board and must:
(a)	comply with rule 6.2;
(b)	include or be accompanied by invitations to apply to enter into appropriate Savings Contracts; and
(c)	include a statement that each invitation is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code and that those provisions will prevail over any conflicting statement.
6.2	Each invitation must specify (without limitation):
(a)	the minimum and maximum monthly contribution determined by the Board under rule 4.3;
(b)	the Exercise Price, or the method by which that Exercise Price will be notified to Eligible Employees;
(c)	whether Repaid Amounts will be taken to include a bonus;
(d)	whether applications may be made for three-year Options or five-year Options (or Options of such other standard periods as may then be available under the HMRC savings arrangement specifications) or whether there is a choice between those Option periods;
(e)	any limit on the number of Shares that may be placed under Option under rule 4.4, and, if there is such a limit, that applications will be scaled down in accordance with rule 9 if applications are received in excess of the limit;
(f)	that, to be considered for the grant of Options, completed applications should be received by the Board, or any person nominated to receive applications on behalf of the Board, by 5pm on a day falling not less than 21 days after the Invitation Date;
(g)	whether the Eligible Employee may be required to enter into any election for a particular tax and/or social security treatment in respect of an Option and/or any Shares and any consequences of failing to make the election; and

(h)	any minimum qualifying period of service which applies for the purpose of determining who is an Eligible Employee.
6.3	Any accidental failure or omission to deliver an invitation to any Eligible Employee will not invalidate the grant of Options.
7.	Applications for Options

Each application for an Option must be in a form approved by the Board and must:

(a)	state the savings period of the Option applied for;
(b)	incorporate or be accompanied by a completed application form to enter into a Savings Contract, in which the applicant agrees to make a monthly contribution of a specified amount;
(c)	state that, when aggregated with contributions made by the applicant under any other savings contracts linked to Schedule 3 option schemes, the proposed contribution will not exceed the maximum then permitted by paragraph 25(3)(a) of Schedule 3;
(d)	if a limit has been specified under rule 4.4, state that, if applications are scaled down, applicants agree to the amendment or withdrawal of their applications in accordance with rule 9;
(e)	authorise the Company to deduct the appropriate monthly contribution from the applicant's pay and pay those deductions to the Savings Contract provider;
(f)	include the applicant's agreement to be bound by the terms of the Plan; and
(g)	state that:
(i)the application is subject to these rules, the relevant Savings Contract prospectus and the SAYE Code; and
(ii)those provisions will prevail over any conflicting statement.
8.	Expected Repayment must equal aggregate Exercise Price
8.1	The Expected Repayment under a Savings Contract must, as nearly as possible, equal the amount required to be paid to exercise the linked Option in full.
8.2	Each application under rule 7 will be treated as being for an Option over the largest whole number of Shares that can be acquired at the relevant Exercise Price with the Expected Repayment under the linked Savings Contract.
9.	Scaling Down
9.1	If the Board has specified a limit under rule 4.4 for a particular set of invitations and, in response to those invitations, the Board receives applications for Options over a total number of Shares which exceeds that limit, the Board shall scale down applications as set out in this rule 9.

9.2	Applications for Options shall be scaled down using the first of the methods in this rule 9 that will ensure that the limit the Board has specified under rule 4.4 is not exceeded.
9.3	The methods to be used to scale down applications are as follows:
(a)	if Repaid Amounts were intended to be taken to include a bonus, each application will instead be treated as an application for an Option under which Repaid Amounts will not be taken to include a bonus;
(b)	Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds £50 will be reduced pro rata; and
(c)	Repaid Amounts will not be taken to include a bonus and the amount by which the monthly savings contribution specified in each application exceeds the minimum contribution amount specified under rule 4.3 will be reduced pro rata.
9.4	If scaling down cannot be achieved by any of the methods set out in rule 9.3:
(a)	the Board may decide not to continue with scaling down and decide instead that no Options will be granted as a result of the relevant invitations; or
(b)	if the Board decides to continue with scaling down, applicants will be selected by lot, and each selected applicant will be taken to apply for an Option of the shortest period and a monthly savings contribution of the minimum contribution amount that are specified in the invitation.
10.	Grant of Options
10.1	An Option can only be granted to a person who is an Eligible Employee on the Grant Date.
10.2	Subject to rule 10.1 and rule 9.4, the Board must grant an Option to each person who has submitted a valid application under rule 7.
10.3	Each Option must be granted over the number of Shares for the relevant application determined in accordance with rule 8 and, if appropriate, rule 9.
10.4	The Board must notify Option Holders at the Grant Date whether or not Repaid Amounts will be taken to include any bonus. This will be determined at the time of grant of each Option in accordance with:
(a)	the determination of the Board under rule 4.1; and
(b)	if the relevant applications were scaled down, the application of rule 9.
10.5	Options must be granted:
(a)	unless applications were scaled down under rule 9, not later than 30 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price; and

(b)	if applications were scaled down under rule 9, not later than 42 days after the earliest date by reference to which Market Value was determined for the purpose of setting the Exercise Price.
10.6	Options must not be granted:
(a)	at any time when that grant is prohibited by, or in breach of:
(i)any applicable law or regulation; or
(ii)any rule of an investment exchange on which Shares are listed or traded, or any non-statutory rule with which the Board has resolved to comply.
10.7	Options are granted by the Company in a manner approved by the Board.
10.8	A single grant instrument (a deed poll) may be used to grant any number of Options.
10.9	The Company must not require any amount to be paid in consideration of the grant of an Option.
11.	Option Certificates
11.1	The Board must issue to each Option Holder an Option Certificate (in a form approved by the Board) as soon as possible after the Grant Date.
11.2	Each Option Certificate must set out (without limitation):
(a)	the Grant Date of the Option;
(b)	the number and class of the Shares over which the Option is granted;
(c)	the Exercise Price;
(d)	that the Option may be exercised from the Bonus Date of the Savings Contract linked to the Option, unless the Option lapses or becomes exercisable under these rules before that date;
(e)	that the Option will lapse on the date falling six months after the Bonus Date of the Savings Contract linked to the Option, unless it has been exercised or has lapsed under these rules before then (or a later lapse date applies under rule 16);
(f)	a statement that:
(i)the Option is subject to these rules and the SAYE Code;
(ii)those provisions prevail over any conflicting statement relating to the Option's terms; and
(g)	a statement specifying whether or not the Shares are subject to any Relevant Restriction and, if so, details of the Relevant Restriction.

12.	Overall limits on grants
12.1	No Options may be granted under rule 10 if that grant would result in the total number of Purchase Plan Shares exceeding one half of one percent (0.05%) of the Fully-Diluted Shares as of the Adoption Date ( Shares).
12.2	Commencing on January 1, 2027 and on each subsequent anniversary thereof (but not following the ten year anniversary of the Adoption Date), the number of Shares reserved and available for issuance under the Purchase Plans shall be increased on each such date by a number of Shares equal to the lesser of (x) a number equal to one half of one percent (0.5%) of the Fully-Diluted Shares on the final day of the immediately preceding fiscal year and (y) such smaller number of Shares as is determined by the Board. Notwithstanding the foregoing, in no event shall the maximum aggregate number of Shares available for issuance under the Purchase Plans exceed 28,000,000 shares.
13.	Exercise of Options: general rules
13.1	Subject to rule 13.3, rule 13.4, rule 14, rule 15 and rule 19, an Option may only be exercised:
(a)	when the Option Holder is an employee or director of a Constituent Company; and
(b)	at any time within six months after the Bonus Date of the Savings Contract linked to that Option.
13.2	An Option cannot be exercised:
(a)	when exercise is prohibited by or in breach of any applicable law or regulation; or
(b)	when exercise is prohibited by or in breach of any rule of an investment exchange on which Shares are listed or traded, or any other non-statutory rule that binds the Company.
13.3	An Option Holder who is, at the Bonus Date, a director or employee of an Associated Company may exercise an Option at any time within six months after the Bonus Date of the Savings Contract linked to that Option.
13.4	An Option Holder who is subject to taxation in the USA (or their personal representatives) may exercise an Option under any rule of the Plan only in the Section 409A exercise period, which is the period ending on the 15th day of the third month following the end of the taxable year in which the Option first becomes exercisable, if that day falls before the date on which the relevant exercise period would otherwise end under these rules. The Option will lapse at the end of the Section 409A exercise period.
13.5	If a Repaid Amount is insufficient to exercise the Option linked to the relevant Savings Contract in full:
(a)	the aggregate Exercise Price paid to exercise the Option may not exceed the Repaid Amount; and

(b)	the number of Shares acquired on exercise of the Option may not exceed the number obtained by dividing the Repaid Amount by the Exercise Price for the Option and, if the result of that division is not a whole number, rounding it down to the nearest whole number.
14.	Exercise after Scheme-related Employment ends
14.1	An Option Holder who has ceased to hold Scheme-related Employment for one of the reasons listed in rule 14.2 may exercise an Option at any time in the period ending on the earliest to occur of:
(a)	the date falling six months after the date on which the Scheme-related Employment ceased; and
(b)	the date falling six months after the Bonus Date of the Savings Contract linked to that Option.
14.2	Options may be exercised as set out in rule 14.1 if Scheme-related Employment ends for one of the following reasons:
(a)	injury;
(b)	disability;
(c)	Redundancy;
(d)	retirement;
(e)	if the Option Holder holds office or is employed in a company which is an associated company (which has the meaning given in paragraph 35(4) of Schedule 3, and not the meaning given to "Associated Company" in rule 1.1), that company ceasing to be an associated company by reason of a change of control; or
(f)	a relevant transfer within the meaning of the Transfer of Undertakings (Protection of Employment) Regulations 2006.

In this rule, "control" has the meaning given in section 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Controls" in rule 1.1

14.3	An Option Holder will not be treated as ceasing to hold Scheme-related Employment until that Option Holder ceases to hold any office or employment with:
(a)	the Company;
(b)	any Constituent Company or other company that is controlled by the Company; or
(c)	any company that:
(i)controls the Company; or
(ii)is controlled by a person or persons who also control the Company.

In this rule, "control" has the meaning given in sections 450 to 451 of the Corporation Tax Act 2010 and not the meaning given to "Controls" in rule 1.1.

15.	Exercise after the Option Holder's death

Subject to rule 13.4, an Option may be exercised by the Option Holder's personal representatives at any time in the period starting immediately after the date of death and ending:

(a)	if the Option Holder died before the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after the date of death; or
(b)	if the Option Holder died on or within six months after the Bonus Date of the Savings Contract linked to that Option, the date falling 12 months after that Bonus Date.
16.	Lapse of Options
16.1	Options may not be transferred or assigned or have any charge or other security interest created over them. An Option will lapse if the relevant Option Holder attempts to do any of those things. The transmission of an Option to an Option Holder's personal representatives on the death of the Option Holder will not cause an Option to lapse.
16.2	An Option will lapse on the earliest of the following:
(a)	any attempted action by the Option Holder falling within rule 16.1;
(b)	the date falling six months after the Bonus Date of the Savings Contract linked to the Option, if the Option Holder is alive at that time;
(c)	when the Option Holder's Scheme-related Employment ceases, if the Option may not then be exercised after cessation under any part of rule 14 and the Option Holder is alive at that time;
(d)	when the Option Holder gives notice (or is deemed under the terms of the Savings Contract linked to the Option to have given notice) that they intend permanently to stop making payments under the Savings Contract or gives notice to terminate that Savings Contract, unless this occurs at a time when the Option may be exercised under rule 14 or rule 15 or when the Option may be exercised or exchanged under rule 19;
(e)	at the end of any period during which the Option may be exercised under rule 14, unless that period ended on the Option Holder's death;
(f)	if the Option Holder has died:
(i)before the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after the date of death; or
(ii)on or within six months after the Bonus Date of the Savings Contract linked to the relevant Option, the date falling 12 months after that Bonus Date;
(g)	the time specified for the lapse of the Option under rule 19; and
(h)	the bankruptcy of the Option Holder.
17.	Exercise of Options: process
17.1	An Option may be exercised by the Option Holder giving a written exercise notice to the Company, that must:

(a)	set out the number of Shares over which the Option Holder wishes to exercise the Option. If that number exceeds the number over which the Option may be validly exercised at the time:
(i)the Option shall be treated as exercised only in respect of that lesser number; and
(ii)any excess amount paid to exercise the Option must be refunded; and
(b)	be made using a form approved by the Board.
17.2	An exercise notice must be accompanied by a payment of an amount equal to the Exercise Price multiplied by the number of Shares specified in the notice, that is, or is derived from, the relevant Repaid Amount. If the Savings Contract provider permits, payment may take the form of a valid direction to the Savings Contract provider to repay to the Company the whole amount due to the Option Holder under the Savings Contract linked to the relevant Option.
17.3	Any exercise notice will be invalid to the extent that it is inconsistent with the Option Holder's rights and obligations under these rules and the relevant Option;
17.4	The Company may permit the Option Holder to correct any defect in an exercise notice (but is not obliged to do so). The date of any corrected exercise notice will be the date of the correction.
17.5	Shares must be issued (or transferred, as appropriate) as soon as practicable after a valid Option exercise, subject to the rules of the Plan and the Articles. Shares shall not be treated as legally issued until the appropriate entries are made in the register of members of the Company.
17.6	Except for any rights determined by reference to a date before the date of issue, Shares issued in satisfaction of the exercise of an Option will rank equally in all respects with the other shares of the same class in issue at the date of issue.
17.7	Shares transferred in satisfaction of the exercise of an Option must be transferred free of any lien, charge or other security interest, and with all rights attaching to them, other than any rights determined by reference to a date before the date of transfer.
17.8	If the Shares are listed or traded on any stock exchange, the Company must apply to the appropriate body for any newly issued Shares issued on exercise of an Option to be listed or admitted to trading on that exchange.
18.	Relationship with employment contract
18.1	The rights and obligations of any Option Holder under the terms of the office or employment with any company will not be affected by being an Option Holder.
18.2	The value of any benefit realised under the Plan by Option Holders will not be taken into account in determining any pension or similar entitlements.

18.3	Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan where such loss arises (or is claimed to arise), in whole or in part, from termination of office or employment with any company. This exclusion of liability applies however termination of office or employment is caused and however compensation or damages may be claimed.
18.4	Option Holders and the directors and employees of Constituent Companies and Associated Companies (past and present) have no rights to compensation or damages on account of any loss in respect of the Plan (however the relevant circumstances are caused, and however compensation or damages may be claimed) where such loss arises (or is claimed to arise), in whole or in part, from:
(a)	any company ceasing to be a Constituent Company;
(b)	any company ceasing to be an Associated Company;
(c)	the transfer of any business from a Constituent Company to any person which is neither a Constituent Company nor an Associated Company;
(d)	any change to invitations made under the Plan, including any variation of their terms or timing, or their complete suspension or termination;
(e)	the lapse of any Option;
(f)	any failure by the Board to nominate a company to be a Constituent Company; or
(g)	any failure by the Board to make an invitation to apply for an Option to any person who is not at the relevant time an Eligible Employee, where it is in the Board's discretion to do so.
19.	Exercise of Options on takeover or other corporate event
19.1	For the purposes of rule 19 and rule 20, a Relevant Event means:
(a)	a person (the Controller) obtaining Control of the Company as a result of:
(i)making a general offer to acquire the whole of the issued share capital of the Company (except for any capital already held by the Controller or any person connected with the Controller) that is made on a condition such that, if it is satisfied, the person making the offer will have Control of the Company; or
(ii)making a general offer to acquire all the shares in the Company (except for any shares already held by the Controller or any person connected with the Controller) that are of the same class as the Shares; or
(b)	the court sanctioning a compromise or arrangement that is applicable to or affects:
(i)all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or
(ii)all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 option scheme; or

(c)	shareholders becoming bound by a non-UK company reorganisation arrangement (as defined in paragraph 47A of Schedule 3) that is applicable to or affects:
(i)all the ordinary share capital of the Company or all the shares of the same class as the shares to which the Option relates; or
(ii)all the shares, or all the shares of that same class, which are held by a class of shareholders identified otherwise than by reference to their employment or directorships or their participation in a Schedule 3 option scheme.
19.2	Subject to rule 20, if a Relevant Event occurs, an Option may be exercised within six months of a Relevant Event occurring under rule 19.1(a), rule 19.1(b), or rule 19.1(c) and the Option shall lapse when it is no longer capable of being exercised under this rule 19.2 or released pursuant to rule 20.
19.3	If, as a result of a change of Control in the circumstances set out below, Shares will no longer satisfy the requirements of Part 4 of Schedule 3, Options may be exercised within the period of 20 days following the change of Control. The circumstances are:
(a)	a Relevant Event specified in rule 19.1(a); or
(b)	a change of Control occurs as a result of a Relevant Event specified in rule 19.1(b) or rule 19.1(c).

If an Option is not then exercised, it will lapse on the expiry of 20 days following the change of Control.

19.4	If the Board reasonably expects a Relevant Event to occur, the Board may make arrangements permitting Options to be exercised during a period of 20 days ending with the Relevant Event. If an Option is exercised under this rule 19.4, it will be treated as having been exercised in accordance with rule 19.2.
19.5	If the Board makes arrangements for the exercise of Options under rule 19.4:
(a)	unless the Board determines otherwise any Option not exercised in accordance with those arrangements will lapse on the date of Relevant Event; and
(b)	if the Relevant Event does not occur within 20 days of the date of purported exercise, the Option shall be treated as not having been exercised.
19.6	If a Relevant Event takes place in the course of any corporate reconstruction or reorganisation under which the ultimate beneficial ownership of the business of the Group will remain the same, and the company that obtains Control offers to grant New Options in accordance with rule 20.1, then the Board may determine that:
(a)	Options may not be exercised; and
(b)	all Old Options shall lapse at the end of the Rollover Period to the extent that they are not released under rule 20.1.

19.7	In this rule 19 (but not rule 20.1), a person (P) will be deemed to have obtained Control of a company if P, and others acting with P, have obtained Control of it together.
19.8	If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months after the resolution is passed, and it will lapse at the end of that period.
19.9	The Board must notify Option Holders of any event that may trigger the exercise of Options under this rule 19 within a reasonable period after the Board becomes aware of it.
20.	Rollover of Options
20.1	If as a result of a Relevant Event a company has obtained Control of the Company, each Option Holder may, by agreement with that company (Acquiring Company) within the Rollover Period, release each Option (Old Option) for a replacement option (New Option) as set out in this rule 20.
20.2	A New Option must:
(a)	be over shares in the Acquiring Company (or some other company falling within paragraph 39(2)(b) of Schedule 3) that satisfy the requirements of paragraphs 18 to 20 and 22 of Schedule 3;
(b)	be a right to acquire such number of shares as have, immediately after grant of the New Option, a total Market Value substantially the same as the total Market Value of the Shares subject to the Old Option immediately before its release;
(c)	have an exercise price per share such that the total price payable on complete exercise of the New Option is substantially the same as the total Exercise Price payable on complete exercise of the Old Option; and
(d)	be on terms otherwise identical to the Old Option immediately before the Old Option's release.
20.3	For the purposes of this rule 20, Rollover Period has the meaning given in paragraph 38(3) of Schedule 3.
20.4	A New Option granted under rule 20.1 will be treated as having been acquired at the same time as the relevant Old Option for all other purposes of the Plan.
20.5	The Plan will be interpreted in relation to any New Options as if references to:
(a)	the Company (except for those in the definition of Constituent Company) were references to the Acquiring Company (or to any other company whose shares are subject to the New Options, as the context may require); and
(b)	the Shares were references to the shares subject to the New Options.
20.6	The Company will remain the administrator of the Plan (as defined in paragraph 2(2) of Schedule 3) following the release of Options and the grant of New Options under rule 20.1.

20.7	The Acquiring Company must issue (or procure the issue of) an Option Certificate for each New Option as soon as reasonably practical.
21.	Variation of share capital
21.1	If there is a variation of the share capital of the Company (whether that variation is a capitalisation issue (other than a scrip dividend), rights issue, consolidation, subdivision or reduction of capital or otherwise), which affects (or may affect) the value of Options, the Board may adjust the number and description of Shares subject to each Option and/or the Exercise Price of each Option in a manner that the Board, in its reasonable opinion, considers to be fair and appropriate.
21.2	An adjustment under rule 21.1 must meet the following requirements:
(a)	the total Market Value of Shares subject to the Option must be substantially the same immediately after the variation of share capital as immediately before the variation of share capital;
(b)	the total amount payable on the exercise of any Option immediately after the variation of share capital must be substantially the same as immediately before the variation of share capital; and
(c)	the Exercise Price for a Share to be newly issued on the exercise of an Option must not be reduced below that Share's par value (unless the Board resolves to capitalise, from reserves, an amount equal to the amount by which the total par value of the relevant Shares exceeds the total adjusted Exercise Price, and to apply such amount to pay up the relevant Shares in full).
21.3	For the purposes of rule 21.2(a) Market Value shall be determined as follows:
(a)	if the variation takes place at a time when the Shares are listed on a stock exchange, the closing sale price reported on the applicable date, before or after (as the case may be) the variation; or
(b)	if the variation takes place at a time when the Shares are not so listed, in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992.
22.	Data Protection

For the purpose of operating the Plan, the Company will collect and process information relating to Eligible Employees and Option Holders in accordance with the Company's privacy notice, which is available on the Company’s internal intranet portal. By participating in the Plan or accepting any rights thereunder, the Participant confirms that they have read and acknowledged the content of the aforementioned data privacy notice.

23.	Notices
23.1	In this rule 23:

(a)	appropriate address means:
(i)in the case of the Company, its registered office, provided the notice is marked for the attention of         ;
(ii)in the case of an Eligible Employee or Option Holder, their home address;
(iii)if the Option Holder has died, and notice of the appointment of personal representatives has been given to the Company, any contact address they have specified in such notice; and
(b)	appropriate email address means:
(i)in the case of the Company,        ;
(ii)in the case of an Eligible Employee or Option Holder, if they are permitted to receive personal emails at work, their work email address;
23.2	Any notice given under or in connection with the Plan shall be in writing and shall be:
(a)	delivered by hand or by pre-paid first-class post or other next working day delivery service at the appropriate address;
(b)	sent by email to the appropriate email address.
23.3	Any notice given under this rule 23 shall be deemed to have been received:
(a)	if delivered by hand at the time the notice is left at the proper address;
(b)	if sent by pre-paid first-class post or other next working day delivery service, at 9.00 (UK time) am on the second Business Day after posting.
(c)	if sent by email, at 9.00 am (UK time) on the next Business Day after sending.
24.	Administration and amendment
24.1	The Board shall direct the administration of the Plan.
24.2	The Board may amend the Plan from time to time, but:
(a)	the Board may not amend a Key Feature if the effect would be that the Plan would no longer be a Schedule 3 option scheme. If the Board amends a Key Feature, the Company shall make a declaration under paragraph 40B of Schedule 3 that the Plan continues to meet the requirements of Parts 2 to 7 of Schedule 3;
(b)	while Shares are admitted to trading on a stock exchange, the Board may not make any amendment to the advantage of Option Holders if that amendment relates to:
(i)the definition of Eligible Employee;
(ii)rule 12;
(iii)an Option Holder's maximum entitlement; or
(iv)the basis for determining an Option Holder's entitlement to, and the terms of Shares or any other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital;

without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Option Holders or for a Constituent Company).

24.3	The Board may establish further savings-related share option plans to operate in overseas territories (overseas plans) that are governed by rules similar to the rules of the Plan, but modified to take account of applicable tax, social security, employment, company, exchange control, trust or securities (or any other relevant) law, regulation or practice, provided that:
(a)	all overseas plans are subject to the limitation on awards set out in rule 12;
(b)	only employees of Eligible Companies who are resident in (or otherwise subject to the tax laws of) the relevant territory are entitled to benefit under any overseas plan; and
(c)	no employee has an entitlement to awards under any overseas plan greater than the maximum entitlement of an Eligible Employee under the Plan.
24.4	The cost of establishing and operating the Plan will be borne by the Constituent Companies in proportions determined by the Board.
24.5	The Company must ensure that, in order to satisfy the exercise of all Options, at all times:
(a)	it has sufficient unissued or treasury Shares available; or
(b)	arrangements are in place for any third party to transfer issued Shares,

to satisfy the exercise of all the Options.

24.6	Any decision under the Plan, and whether to consider making such a decision, shall be entirely at the discretion of the Board.
24.7	The Board will determine any question of interpretation and settle any dispute arising under the Plan. In such matters the Board's decision will be final.
24.8	In making any decision or determination, or exercising any discretion under the rules, the Board shall act fairly and reasonably and in good faith.
24.9	The Company has no obligation to notify any Option Holder:
(a)	if an Option is due to lapse; or
(b)	when an Option is due to, or has, become exercisable.
24.10	The Company has no obligation to provide Option Holders with copies of any materials sent to the holders of Shares.

25.	Governing law

The Plan and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

26.	Jurisdiction
26.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with the Plan or its subject matter or formation (including non-contractual disputes or claims).
26.2	Each party irrevocably consents to any process in any legal action or proceedings under rule 26.1 above being served on it in accordance with the provisions of the Plan relating to service of notices. Nothing contained in the Plan shall affect the right to serve process in any other manner permitted by law.
27.	Third party rights
27.1	Except as otherwise expressly stated to the contrary, nothing in the Plan confers any benefit, right or expectation on any person other than an Eligible Employee, the Company or Member of the Group. No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 (or any similar legislation in an overseas jurisdiction) to enforce any rule of this Plan.
27.2	The parties to an Option may vary, waive, settle, rescind, surrender or terminate an Option (in whole or in part) without the consent of any person who is not a party to it.